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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                             THE MAXIM GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         58-2060334
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA  30144
                           TELEPHONE:  (770) 590-9369
         (Address, including zip code, of principal executive offices)

                                _______________


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       Title of each class                    Name of each exchange on which
       to be so registered                    each class is to be registered
       -------------------                    ------------------------------

 9 1/4% Senior Subordinated Notes                       New York Stock Exchange
       due 2007, Series B

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [_]

        Securities Act registration statement file number to which this form relates:
        333-39819
        ---------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                Title of  class
                                ---------------

                                      None
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the 9 1/4% Senior Subordinated Notes due 2007, Series B, included under the section caption "Description of the Exchange Notes" in the Prospectus contained in the Registration Statement on Form S-4 of the Registrant (File No. 333-39819) first filed with the Securities and Exchange Commission (the "Commission") on November 7, 1997, is hereby incorporated by reference. In addition, the description of the 9 1/4% Senior Subordinated Notes due 2007, Series B, included under the caption "Description of the Exchange Notes" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.


ITEM 2.   EXHIBITS.

The following exhibits are incorporated by reference into this report. Except as otherwise indicated, the exhibit number corresponds to the exhibit number in the referenced document.

          EXHIBIT NO.               DESCRIPTION
          -----------               -----------

          3.1 Certificate of Incorporation, incorporated herein by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-66926, filed with the Securities and Exchange Commission.

          3.1.1 Certificate of Amendment dated August 29, 1996, incorporated herein by reference from the Registrant's Annual Report on Form 10-K, file No. 0-22232, for the year ended January 31, 1997.

          3.2 Bylaws, incorporated herein by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-66926, filed with the Securities and Exchange Commission.

          3.2.1 Amendment No. 1 to Bylaws, effective August 29, 1996, incorporated herein by reference from the Registrant's Annual Report on Form 10-K, file No. 0-22232, for the year ended January 31, 1997.

          4.2 Indenture, dated as of October 16, 1997, between the Registrant and its subsidiaries as Guarantors and State Street Bank and Trust Company, as Trustee, relating to the 9 1/4% Senior Subordinated Notes due 2007, Series B, is incorporated herein by reference from the Registrant's Registration Statement on Form S-4, Registration No. 333-39819, filed with the Securities and Exchange Commission on November 7, 1997.

          4.5 Form of the Registrant's 9 1/4% Senior Subordinated Note due 2007, Series B (contained in the Indenture incorporated by reference in Exhibit 4.2).

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                THE MAXIM GROUP, INC.


                                By: /s/ A.J. Nassar
                                   ------------------------------------
                                        A.J. Nassar
                                Its:    President and Chief Executive Officer

Date:   December 8, 1997

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